Exhibit 16.1

McELROY, QUIRK & BURCH

A Professional Corporation • Certified Public Accountants • Since 1925

800 Kirby Street • P.O. Box 3070 • Lake Charles, LA 70602-3070
337 433-1063 • Fax 337 436-6618 • Web page: www.mqb-cpa.com

Robert M. Gani, CPA, MT
Mollie C. Broussard, CPA
Jason L. Guillory, CPA
Greg P. Naquin, CPA, CFP™
Billy D. Fisher, CPA
Joe G. Peshoff, II, CPA, CVA
David M. DesOrmeaux, CPA

Michael N. McGee, CPA
Paula J. Thompson, CPA
Robin Anderson Conrad, CPA
Kyle L. Judice, CPA

MT - Masters of Taxation
CVA - Certified Valuation Analyst
CFP - Certified Financial Planner

01276.000 Permanent withdrawal letter 900.001

December 2, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by CKX Lands, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of CKX Lands, Inc. dated December 2, 2015. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly,

McElroy, Quirk & Burch

McElroy, Quirk & Burch, APC